EXHIBIT 10.4
     CAMDEN  FINANCIAL  GROUP,  INC.                        CONFIDENTIAL


                              CONSULTING AGREEMENT


1. PARTIES. This agreement, hereinafter ("Agreement"), is made effective as of October 8, 1998, by and between the party who will be providing the services, Camden Financial Group, Inc., ("Camden" or "Consultant") of 417 Promontory Drive West, Newport Beach, CA 92660, and the party who is contracting to receive services, Asia Properties, Inc., ("Asia" or "Company") 12707 Hugh Bluff Drive, San Diego, CA 92130, (the "Parties").

Whereas, the Consultant has a background in consulting on accounting and finance matters and has agreed to provide services to the Company based on this background and

Whereas,  the  Company  desires  to  have  services  provided by the Consultant.

Now,  Therefore,  the  Parties  agree  as  follows:

2. ENGAGEMENT OF CONSULTANT The Company hereby engages Consultant, and Consultant accepts engagement, to provide to the Company the services as defined in Exhibit A ("Services"), attached hereto and incorporated herein by reference as if fully set forth, commenced on April 1, 1998 ("Commencement Date") and ending ten (10) months from the Commencement Date.

3. PERFORMANCE OF SERVICES. The Consultant shall render the Services primarily at the Consultant's offices or any other place of the Consultant's choosing. However, The Consultant shall provide the Services at such other place or places as reasonably requested by the Company as appropriate for the performance of particular services.
The Consultant's schedule and hours worked under this Agreement on a given day shall generally be subject to the Consultant's discretion. The Consultant and the Company estimate that the total hours worked by the Consultant during the engagement to be approximately 80 to 100 hours. The Company relies upon the Consultant's discretion to determine sufficient time as is reasonably necessary to fulfill this Agreement.

4. PAYMENT. The Company will pay the Consultant a fee equal to $65.00 per hour. Services will be invoiced to the Company monthly. Payment will be due upon receipt of the invoice.

5. EXPENSE REIMBURSEMENT. The Consultant shall be entitled to reasonable reimbursement, from time to time upon request of the Company, for the following "out-of-pocket" expenses: Company approved travel expenses, meals, postage and copying.

6. RELATIONSHIP OF PARTIES. It is understood by the parties that the Consultant is an independent contractor with respect to the Company, and not an employee of the Company. The Company will not provide fringe benefits, including health insurance benefits, paid vacations, or any other employee benefit, for the benefit of the Consultant. Consultant is and throughout the term of this Agreement shall be an independent contractor and not an employee, partner or agent of the Company. The Company shall not be responsible for withholding income or other taxes from the payments made to Consultant. Consultant shall be solely responsible for filing all returns and paying any income, social security or other tax levied upon or determined with respect to the payments made to Consultant pursuant to this Agreement. Consultant is solely responsible for the means, manner and method of Consultant's work, subject only to the general objectives and requirements of Exhibit "A."

7. ASSIGNMENT. The Consultant's obligations under this agreement may not be assigned or transferred to any other person, firm, or corporation without prior written mutual consent of both parties.

8. INDEMNIFICATION. The Company and the Consultant shall defend, indemnify, protect and hold harmless each other and their officers, directors, agents, employees and invitees, from and against all liability, claims, actions and judgments, together with costs and expenses (including reasonable attorney's fee) relating to or arising out of such engagement of The Parties role in connection therewith.

9. AMENDMENT. This agreement may be modified or amended if the amendment is made in writing and is signed by both parties.

10. CONFIDENTIALITY. The Parties agree that all information which is or may be received during the performance of this Agreement shall be kept confidential and shall not be used for the benefit of the receiving party nor divulged to third parties without prior written consent of the disclosing party. This confidential obligation shall continue in force and effect during the term of this Agreement and for one (1) year thereafter. The provisions of this clause shall not apply to any confidential information which is required by law or any governmental regulatory authority to be disclosed. Any disclosure required by law or regulatory authority shall be made to the extent possible in a manner which preserves the confidentiality of the information.

11. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would be become valid and enforceable, then such provision shall be deemed to be negotiated, written, and enforced as so limited.

12. NOTICES. All notices required or permitted under this Agreement shall be in writing and shall be deemed delivered when delivered in person or mailed certified/return-receipt, postage prepaid, addressed as follows:




IF for the Company:                                 IF for the Consultant
Asia Properties, Inc.                               Camden Financial Group, Inc.
Daniel S. McKinney                                  Gary Killoran
President/CEO                                       CFO
12707 High Bluff Drive                              417 Promontory Drive West
San Diego, CA 92130                                 Newport Beach, CA 92660

The aforementioned addresses may be changed from time to time by either party having provided written notice to the other in the manner set forth above.
13. APPLICABLE LAW. This Agreement shall be governed by the laws of the State of California.

                                   ***********

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement the day and year first herein set forth.

Party receiving services:                           Party providing services:
Asia Properties, Inc.                               Camden Financial Group, Inc.

Agreed and accepted by:                             Agreed and accepted by:

/S/ DANIEL S. MCKINNEY    10/13/98                  /S/ GARY KILLORAN    10/8/98
----------------------------------                  ----------------------------
Daniel S. McKinney          Date                    Gary Killoran          Date
President/CEO                                       CFO

                                   EXHIBIT "A"

                             DESCRIPTION OF SERVICES

The Consultant will familiarize itself to the extent it deems appropriate with the business and financial condition of the Company and provide financial related services (the "Services") as required.